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                       CONSENT OF INDEPENDENT ACCOUNTANTS



          We consent to the incorporation by reference in the Registration Statement of Bryn Mawr Bank Corporation on Form S-8 (File 33-12715) of our report dated January 19,1995 on our audits of the consolidated financial statements of Bryn Mawr Bank Corporation as of December 31, 1994 and 1993 and for each of the three years in the period ended December 31, 1994, which report is incorporated by reference in this Annual Report on Form 10-K.

                                 COOPERS & LYBRAND, L.L.P.

2400 Eleven Penn Center
Philadelphia, PA
March 29, 1995